INDENTURE, dated as of            , 1997, between INGERSOLL-RAND
COMPANY, a corporation duly organized and existing under the laws of the State of New Jersey (herein called the "Company"), having its principal office at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675, and ____________________, a corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured junior subordinated debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided, including, without limitation, Securities issued to evidence loans made to the Company of the proceeds from the issuance from time to time by one or more business trusts (each a "Trust," and, collectively, the "Trusts") of preferred beneficial ownership interests in such Trusts (the "Preferred Securities") and common beneficial ownership interests in such Trusts (the "Common Securities" and, collectively with the Preferred Securities, the "Trust Securities").

          All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

                                   ARTICLE I

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

          SECTION 1.1  Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

               (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

               (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

               (4) the words "herein", "hereof" and "hereunder" and other words of similar import to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          Certain terms, used principally in Article Six, are defined in that Article.

          "Act", when used with respect to any Holder, has the meaning specified in Section 1.4.

          "Administrative Trustee" means, in respect of any Trust, each Person identified as an "Administrative Trustee" in the related Trust Agreement, solely in such Person's capacity as Administrative Trustee of such Trust under such Trust Agreement and not in such Person's individual capacity, or any successor administrative trustee appointed as therein provided.

          "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person; provided, however, no Trust to which Securities have been issued shall be deemed to be an Affiliate of the Company. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Authenticating Agent" means any person authorized to authenticate and deliver Securities on behalf of the Trustee pursuant to Section 6.14.

          "Board of Directors" means either the Board of Directors of the Company or an executive committee of such Board or any other duly authorized committee of that Board to which the powers of that Board have been lawfully delegated.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day", when used with respect to any Place of Payment, means each day which is not (i) a day on which banking institutions in that Place of Payment are authorized or obligated by law to close or
     (ii) with respect to the Securities of a series initially issued to a Trust, a day on which the principal office of the Property Trustee under the related Trust Agreement, is closed for business.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Securities" has the meaning specified in the first recital of this Indenture.

          "Common Stock" means the common stock, par value $2 per share, of the Company.

          "Company" means the person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Corporate Trust Office" means the principal office of the Trustee in the Borough of Manhattan, City and State of New York, at which at any particular time its corporate trust business shall be administered,
     which at the date of this Indenture is               , New York, New
     York       , Attention:  Corporate Trust Administration.

          "Defaulted Interest" has the meaning specified in Section 3.7.

          "Designated Senior Indebtedness", in respect of a particular series of Securities, shall have the meaning set forth in the supplemental indenture, Board Resolution or Officers' Certificate pursuant to Section
     3.1 establishing such series of Securities.

          "Discharged" has the meaning specified in Section 4.2.

          "Distributions," with respect to the Trust Securities issued by a Trust, means amounts payable in respect of such Trust Securities as provided in the related Trust Agreement and referred to therein as "Distributions."

          "Event of Default" unless otherwise specified in the supplemental indenture, Board Resolution or Officers' Certificate establishing a series of Securities, has the meaning specified in Section 5.1.

          "Guarantee", with respect to the Trust Securities issued by a Trust, means the guarantee by the Company of Distributions on such Trust Securities to the extent provided in the Guarantee Agreement.

          "Guarantee Agreement", with respect to the Trust Securities issued by a Trust, means the Guarantee Agreement substantially in the form attached hereto as Annex C, or substantially in such form as may be specified as contemplated by Section 3.1 with respect to the Securities of any series, in each case as amended from time to time.

          "Holder" means a person in whose name a Security is registered in the Security Register.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.1.

          "interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

          "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an instalment of interest on such Security.

          "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an instalment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Officers' Certificate" means a certificate signed by the chairman of the board of directors, the vice chairman of the board of directors, the president or a vice president, and by the treasurer, an assistant treasurer, the secretary or an assistant secretary, of the Company, and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 1.2 if and to the extent required by this Indenture.

          "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or regular counsel for the Company, or may be other counsel satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 1.2 if and to the extent required by this Indenture.

          "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

               (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

              (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

             (iii) Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such

          Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

     provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.2, and (b) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned as described in (b) above which have been pledged in good faith may be regarded as Outstanding if the pledge establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledges is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

          "Paying Agent" means any person authorized by the Company to pay the principal of (and premium, if any) or interest, if any, on any Securities on behalf of the Company.

          "Place of Payment", when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of that series are payable as specified in or as contemplated by Section 3.1.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Preferred Securities" has the meaning specified in the first recital of this Indenture.

          "Property Trustee" means, in respect of any Trust, the commercial bank or trust company identified as the "Property Trustee" in the related Trust Agreement, solely in its capacity as Property Trustee of such Trust under such Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.

          "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture, exclusive of accrued and unpaid interest.

          "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.1.

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

          "Senior Indebtedness", in respect of a particular series of Securities, shall have the meaning set forth in the supplemental indenture, Board Resolution or Officers' Certificate pursuant to Section
     3.1 establishing such series of Securities.

          "Senior Representative", in respect of a particular series of Securities, shall have the meaning set forth in the supplemental indenture, Board Resolution or Officers' Certificate pursuant to Section
     3.1 establishing such series of Securities.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

          "Stated Maturity", when used with respect to any Security or any instalment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such instalment of principal or interest is due and payable.

          "Subsidiary" means any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of said corporation shall at the time be owned by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries.

          "Tax Event" with respect to a Trust means, except as otherwise set forth in the supplemental indenture, Board Resolution or Officers' Certificate establishing the terms of a series of Securities, the receipt by such Trust of an Opinion of Counsel (as defined in the relevant Trust Agreement) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective, or which proposed change, pronouncement or decision is announced, on or after the date of issuance of the Preferred Securities of such Trust, there is more than an insubstantial risk that (i) such Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the corresponding series of Securities issued by the Company to such Trust,
     (ii) interest payable by the Company on such corresponding series of Securities is not, or within 90 days of the date of such Opinion of Counsel, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) such Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

          "Trust" has the meaning specified in the first recital of this Indenture.

          "Trust Agreement", with respect to a Trust, means a Trust Agreement substantially in the form attached hereto as Annex A, as amended by the form of Amended and Restated Trust Agreement substantially in the form attached hereto as Annex B, or substantially in such form as may be specified as contemplated by Section 3.1 with respect to the Securities of any series, in each case as amended from time to time.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 9.5.

          "Trust Securities" has the meaning specified in the first recital of this Indenture.

          "Trustee" means the person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

          "U.S. Government Obligations" means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed by the United States.

          "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          SECTION 1.2  Compliance Certificates and Opinions.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the exam-ination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 1.3  Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 1.4  Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Securities shall be proved by the Security Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          SECTION 1.5  Notices, Etc., to Trustee and Company.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder, any holder of Preferred Securities or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

          (2) the Company by the Trustee, any Holder or any holder of Preferred Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and sent by registered or certified mail, prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

          SECTION 1.6  Notice to Holders; Waiver.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          SECTION 1.7  Conflict with Trust Indenture Act.

          If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          SECTION 1.8  Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 1.9  Successors and Assigns.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 1.10  Separability Clause.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 1.11  Benefits of Indenture.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness, the Holders and, to the extent expressly provided in Sections 5.2, 5.8, 5.9, 5.11, 5.13, 9.1 and 9.2, the holders of Preferred Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 1.12  Governing Law.

          This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 1.13  Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest, if any, or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

          SECTION 1.14    Incorporators, Stockholders, Officers and Directors
                           of the Company Exempt from Individual Liability.

          No recourse for the payment of the principal of (and premium, if any) or interest, if any, on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby waived and released as a condition of and as a consideration for, the execution of this Indenture and the issue of the Securities.

          SECTION 1.15  Counterparts.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 1.16  Currency Exchange.

          If, in determining whether the Holders of the requisite principal amount of Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, it becomes necessary to determine the principal amount of Securities of any series denominated in any coin or currency other than that of the United States of America, such principal amount shall be computed by converting such coin or currency into coin or currency of the United States of America based upon the rate of exchange in effect at the office of the Trustee in New York, New York on the date of initial issuance of such series of Securities.

                                  ARTICLE II

                                SECURITY FORMS

          SECTION 2.1  Forms Generally.

          The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

          The Trustee's certificates of authentication shall be in substantially the form set forth in this Article.

          The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

          SECTION 2.2  Form of Face of Security.

          [If the Security is an Original Issue Discount Security, insert -- FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS ____________% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS ______________, 19__, [AND] THE YIELD TO MATURITY IS ____% [, THE METHOD USED TO DETERMINE THE YIELD FOR THE SHORT ACCRUAL PERIOD OF ________ , 19__ TO ________, 19__, IS _______ AND THE
AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD IS _______% OF THE PRINCIPAL AMOUNT OF THIS SECURITY]. [THIS SECURITY WAS ISSUED WITHOUT A SHORT ACCRUAL PERIOD.]

                            INGERSOLL-RAND COMPANY

                            [Title of the Security]

No.                                           $__________

          INGERSOLL-RAND COMPANY, a corporation duly organized and existing under the laws of the State of New Jersey (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to
____________________
_____________________________, or registered assigns, the principal sum of
_________________________ Dollars on __________  [If the Security is to bear interest prior to Maturity, insert --, and to pay interest thereon from ____________, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on ________________ and ______________ in each year, commencing ___________, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment [If applicable insert ___, and, subject to the terms of the Indenture, at the rate per annum provided in the title hereof on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue instalment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the __________ or _________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert -- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of [yield to maturity]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of [yield to maturity]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

          [In the case of Securities issued to a Trust, insert any interest deferral or extension provisions and any additional covenants]

          Payment of the principal of (and premium, if any) and interest, if any, on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in [coin or currency]; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payments to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.


          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:



[Seal]                              INGERSOLL-RAND COMPANY


                                    By
                                      -------------------------------------


                                    By
                                      -------------------------------------

          SECTION 2.3  Form of Reverse of Security.

                            INGERSOLL-RAND COMPANY

                            [Title of the Security]

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one
or more series under an Indenture, dated as of           , 1997 (herein
called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to _____________________.

          All terms used in this Security that are defined in the Indenture [if applicable, insert -or in the Amended and Restated Trust Agreement, dated as of _______ __, 1997, as amended (the "Trust Agreement"), for [Ingersoll-Rand Financing I,] among Ingersoll-Rand Company, as Depositor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture [if applicable, insert -or the Trust Agreement, as the case may be].

          [If applicable, insert -- The Securities of this series are subject to redemption upon not less than 30 or more than 60 days' notice by mail to the Holders of such Securities at their addresses in the Security Register for such series, [if applicable, insert -- (1) on ________________ in any year commencing with the year ____________ and ending with the year _________________ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [on or after ___________, 19__], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):

          If redeemed [on or before _______________, __%, and if redeemed] during the 12-month period beginning ________________,

                    Redemption                              Redemption
Year                  Price              Year                  Price
----               ----------             ----              ----------
and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption [if applicable, insert -- (whether through operation of the sinking fund or otherwise)] with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

          [If applicable, insert -- The Securities of this series are subject to redemption upon not less than 30 or more than 60 days' notice by mail to the Holders of such Securities at their addresses in the Security Register
for such series, (1) on         ____________________________ in any year
commencing with the year _________________ and ending with the year ________________ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after ________________], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below:

          If redeemed during the 12-month period beginning

                                   Redemption Price
                                    For Redemption     Redemption Price For
                                  Through Operation    Redemption Otherwise
                                       of the         Than Through Operation
              Year                   Sinking Fund      of the Sinking Fund
             ----                  ----------------  ----------------------








and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

          [Notwithstanding the foregoing, the Company may not, prior to __________________________, redeem any Securities of this series as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than ___% per annum. ]

          [The sinking fund for this series provides for the redemption on _________________________ in each year beginning with the year ______ and ending with the year _____ of [not less than] _______________________[("mandatory sinking fund") and, at the option of the
Company, not more than            ___] aggregate principal amount of
Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the order in which they become due.]

          [In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. ]

          [If applicable, insert -Upon the occurrence and during the continuation of a Tax Event in respect of a Trust, the Company may, at its option, at any time within ___ days of the occurrence of such Tax Event redeem this Security, in whole but not in part, subject to the provisions of
Section 11.7 and the other provisions of Article XI of the Indenture, at a redemption price equal to ____% of the principal amount thereof plus accrued and unpaid interest to the Redemption Date.]

          The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

          [If the Security is not an Original Issue Discount Security, insert -- If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

          [If the Security is an Original Issue Discount Security, insert -- If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series (the "Acceleration Amount") may be declared due and payable in the manner and with the effect provided in the Indenture. In case of a declaration of acceleration on or before ________, or on ________ in any year, the Acceleration Amount per ________ principal amount at Stated Maturity of the Securities shall be equal to the amount set forth in respect of such date below:

                                                             Acceleration
                                                              Amount per
                                                           Principal Amount
                  Date of Declaration                     at Stated Maturity
                  -------------------                     ------------------






and in case of a declaration of acceleration on any other date, the Acceleration Amount shall be equal to the Acceleration Amount as of the next preceding date set forth in the table above, plus accrued original issue discount (computed in accordance with generally accepted accounting
principles in effect on              _______________) from such next
preceding date to the date of declaration at the yield to maturity. For the purpose of this computation the yield to maturity is ___%. Upon payment (i) of the Acceleration Amount so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding of all series to be affected, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of _______ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection there-with.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          No recourse for the payment of the principal of (and premium, if any) or interest, if any, on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          This Security shall be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          SECTION 2.4  Form of Trustee's Certificate of Authentication.

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                                     ,
                                         ---------------------------
                                          as Trustee


                                         By
                                           -------------------------
                                              Authorized Signature

                                  ARTICLE III

                                THE SECURITIES

          SECTION 3.1  Amount Unlimited; Issuable in Series.

          The aggregate principal amount of Securities which may be authenti-cated and delivered under this Indenture is unlimited.

          The Securities may be issued in one or more series. The Securities shall be subordinated in right of payment to Senior Indebtedness as set forth in Article XIII. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

          (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

          (2) any limit upon the aggregate principal amount of the Secu-rities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.4, 3.5, 3.6, 9.6, or 11.7);

          (3) the date or dates on which the principal of the Securities of the series is payable;

          (4) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

          (5) the place or places where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable and where such Securities may be registered or transferred;

          (6) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

          (7) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

          (9) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2;

          (10) if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency, including composite currencies such as the European Currency Unit, in which payment of the principal of (and premium, if any) and interest, if any, on the Securities of the series shall be payable;

          (11) if the principal of (and premium, if any) or interest, if any, on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

          (12) if the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

          (13) any provisions permitted by this Indenture relating to Events of Default, covenants of the Company or subordination with respect to such series of Securities;

          (14) whether the Securities of the series will be convertible into shares of Common Stock of the Company and/or exchangeable for other securities, and if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, and any deletions from or modifications or additions to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Securities or the administration thereof;

          (15) in the case of Securities issued to a Trust, the form or forms of the Trust Agreement, Amended and Restated Trust Agreement and Guarantee Agreement, if different from the forms attached hereto as Annexes A, B and C, respectively, whether the provisions set forth in
     Section 10.10 shall be applicable to such series of Securities and whether provisions for deferring interest payments by extending an interest payment date or dates shall be applicable to such series of Securities; and

          (16) any other terms of the series and any deletions from or modifications or additions to the Indenture in respect of such Securities.

          All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers' Certificate or in any such indenture supplemental hereto.

          If any of the terms of a series, including the form of Security of such series, are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the

Trustee at or prior to the delivery of the Company Order contemplated by
Section 3.3 for the authentication and delivery of such series of Securities.

          SECTION 3.2  Denominations.

          The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 3.1. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

          SECTION 3.3  Execution, Authentication, Delivery and Dating.

          The Securities shall be executed, manually or by facsimile, on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents and by its Treasurer or one of its Assistant Treasurers or its Secretary or one of its Assistant Secretaries, under its corporate seal reproduced thereon, by facsimile or otherwise, and which need not be attested.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating,

          (a) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture;

          (b) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture; and

          (c) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the Trustee, being advised by counsel, determines that the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          SECTION 3.4  Temporary Securities.

          Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

          SECTION 3.5  Registration, Registration of Transfer and Exchange.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

          Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount.

          At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          All securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 3.4, 9.6 or 11.7 not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section
11.3 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          SECTION 3.6  Mutilated, Destroyed, Lost and Stolen Securities.

          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 3.7  Payment of Interest; Interest Rights Preserved.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

          Any interest on any Security which is deferred or extended pursuant to Section 3.11 shall not be Defaulted Interest for the purposes of this
Section 3.7.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 3.8  Persons Deemed Owners.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.7) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 3.9  Cancellation.

          All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

          SECTION 3.10  Computation of Interest.

          Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest, if any, on the Securities of each series shall be computed on the basis of a year of twelve 30-day months.

          SECTION 3.11  Deferrals of Interest Payment Dates.

          In connection with any Securities issued to a Trust, the supplemental indenture, Board Resolution or Officers' Certificate establishing such Series shall set forth any provisions relating to deferral of interest payment dates.

          SECTION 3.12  Shortening or Extension of Stated Maturity.

          In connection with any Securities issued to a Trust, the supplemental indenture, Board Resolution or Officers' Certificate establishing such Series shall set forth any provisions relating to the right of the Company to shorten the Stated Maturity of the Securities or extend the Stated Maturity of the Securities.


                                  ARTICLE IV

                          SATISFACTION AND DISCHARGE

          SECTION 4.1  Satisfaction and Discharge of Indenture.

          This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)  either

               (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section
          3.6 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation

                     (i)  have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity within one year, or

                   (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

                    (iv) are deemed paid and discharged pursuant to Section 4.3, as applicable,

          and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of (a) money, or (b) in the case of (ii) or (iii) above and (except as provided in an indenture supplemental hereto) if no Securities of any series Outstanding are subject to repurchase at the option of Holders, (I) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the Stated Maturity or Redemption Date, as the case may be, money in an amount, or (II) a combination of money or U.S. Government Obligations as provided in (I) above, in each case sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

               (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

               (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obliga-tions of the Trustee to any Authenticating Agent under Section 6.14 and, if money or U.S. Government Obligations shall have been deposited with the Trustee pursuant to subclause (B) of Clause (I) of this Section or if money or U.S. Government Obligations shall have been deposited with or received by the Trustee pursuant to Section 4.3, the provisions of Section 4.4, the obligations of the Trustee under Section 4.2 and the last paragraph of
Section 10.3 shall survive.

          SECTION 4.2  Application of Trust Money.

          (a) Subject to the provisions of the last paragraph of Section 10.3, all money or U.S. Government Obligations deposited with the Trustee pursuant to Section 4.1, 4.3 or 10.6 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 4.1, 4.3 or 10.6, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 4.1, 4.3 or 10.6.

          (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Govern-ment Obligations deposited pursuant to Section 4.1, 4.3 or 10.6 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

          (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in Section 4.1, 4.3 or 10.6 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money was deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations held under this Indenture.

          SECTION 4.3  Satisfaction, Discharge and Defeasance of Securities
                        of any Series.

          The Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of any series on the 91st day after the date of the deposit referred to in subparagraph (f) hereof, and the provisions of this Indenture, as it relates to such Outstanding Securities of such series, shall no longer be in effect (and the Trustee, at the expense of the Company, shall at Company Request execute proper instruments acknowledging the same), except as to:

          (a) the rights of Holders of Securities of such series to receive, from the trust funds described in subparagraph (f) hereof, (i) payment of the principal of (and premium, if any) and each instalment of principal of (and premium, if any) or interest, if any, on the Out-standing Securities of such series on the Stated Maturity of such principal or instalment of principal or interest or to and including the Redemption Date irrevocably designated by the Company pursuant to subparagraph (i) hereof and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series;

          (b) the Company's obligations with respect to such Securities of such series under Sections 3.5, 3.6, and 10.2 and, if the Company shall have irrevocably designated a Redemption Date pursuant to subparagraph
     (i) hereof, Sections 11.1, 11.4 and 11.6 as they apply to such Redemption Date;

          (c)  the Company's obligations with respect to the Trustee under
     Section 6.7;

          (d) the rights, powers, trust and immunities of the Trustee hereunder and the duties of the Trustee under Section 4.2 and, if the Company shall have irrevocably designated a Redemption Date pursuant to subparagraph (i) hereof, Article Eleven and the duty of the Trustee to authenticate Securities of such series on registration of transfer or exchange; and

          (e)  the provisions of Section 4.4;

provided that, the following conditions shall have been satisfied:

          (f) the Company has deposited or caused to be irrevocably deposited (except as provided in Section 4.2(c) and the last paragraph of Section 10.3) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (i) money in an amount, or
     (ii) (except as provided in a supplemental indenture with respect to such series) if Securities of such series are not subject to repurchase at the option of Holders, (A) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (x) or (y) of this subparagraph (f) money in an amount or (B) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (x) the principal of (and premium, if any) and each instalment of principal (and premium, if any) and interest, if any, on the Outstanding Securities of such series on the Stated Maturity of such principal or instalment of principal or interest or to and including the Redemption Date irrevocably designated by the Company pursuant to subparagraph (i) hereof and (y) any mandatory sinking fund payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Securities of such series;

          (g) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the taking of the actions referred to in subparagraph
     (f) hereofwould not cause any Outstanding Securities of such series then listed on any national securities exchange to be delisted as a result thereof;

          (h) no Event of Default or event which with notice or lapse of time would become an Event of Default (including by reason of such deposit) with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

          (i) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge; and

          (j) if the Company has deposited or caused to be deposited money or U.S. Government Obligations to pay or discharge the principal of (and premium, if any) and interest, if any, on the Outstanding Securities of a series to and including a Redemption Date on which all of the Outstanding Securities of such series are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution delivered to the Trustee on or prior to the date of deposit of such money or U.S. Government Obligations, and such Board Resolution shall be accompanied by an irrevocable Company Request that the Trustee give notice of such redemption in the name and at the expense of the Company not less than 30 nor more than 60 days prior to such Redemption Date in accordance with Section 11.4.

          SECTION 4.4  Effect on Subordination Provisions.

          Unless otherwise expressly provided pursuant to Section 3.1 with respect to the Securities of any series, the provisions for subordination of the Securities set forth in Article XIII hereof are hereby expressly made subject to the provisions for satisfaction and discharge set forth in Section
4.1 hereof and the provisions for defeasance and covenant defeasance set forth in Section 10.6 hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of such satisfaction and discharge pursuant to Section 4.1 or any such defeasance or covenant defeasance pursuant to Section 10.6 with respect to the Securities of any series, such Securities shall thereupon cease to be so subordinated and such Securities (and the monies and/or U.S. Government Obligations deposited in respect thereof) shall no longer be subject to the provisions of Article XIII hereof and, without limitation to the foregoing, all moneys, U.S. Government Obligations and other securities or property deposited with the Trustee (or other qualifying trustee) in trust in connection with such satisfaction and discharge, defeasance or covenant defeasance, as the case may be, and all proceeds therefrom may be applied to pay the principal of, premium, if any, and interest, if any, on, the Securities of such series as and when the same shall become due and payable notwithstanding the provisions of Article XIII.


                                   ARTICLE V

                                   REMEDIES

          SECTION 5.1  Events of Default.

          "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (subject, in the case of Securities issued to a Trust, to any deferral of any interest payment date as set forth in the supplemental indenture, Board Resolution or Officers' Certificate establishing the terms of such series); or

          (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

          (3) default in the payment of any sinking fund instalment, when and as due by the terms of a Security of that series, and continuance of such default for a period of 30 days; or

          (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5)  the entry by a court having jurisdiction in the premises of
     (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

          (6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          (7) any other Event of Default provided in the supplemental indenture, Board Resolution or Officers' Certificate under which such series of Securities is issued or in the form of Security for such series.

          SECTION 5.2  Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Securities of a series issued to a Trust, if, upon an Event of Default, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding

Securities of that series fail to declare the principal amount (or, if the Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount (as defined in the Trust Agreement under which such Trust is formed) of the corresponding series of Preferred Securities then outstanding shall have such right by written notice to the Company and the Trustee, and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

          At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest, if any, on all Securities of that series,

               (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

          (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of and accrued interest on Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13, provided that, in the case of Securities of a series held by a Trust, if the Holders of at least a majority in principal amount of the Outstanding Securities of that series fail to rescind and annul such declaration and its consequences, the holders of a majority in aggregate Liquidation Amount (as defined in the Trust Agreement under which such Trust is formed) of the corresponding series of Preferred Securities then outstanding shall have such right by written notice to the Company and the Trustee, subject to the satisfaction of the conditions set forth in Clauses (1) and (2) above of this Section 5.2.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

          For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

          SECTION 5.3  Collection of Indebtedness and Suits for Enforcement
                        by Trustee.

          The Company covenants that if

          (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express mist, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

          If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 5.4  Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the

Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

         (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 5.5  Trustee May Enforce Claims Without Possession of
                        Securities.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 5.6  Application of Money Collected.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the payment of all amounts due the Trustee under Section
     6.7;

          SECOND: To the payment of amounts then due and unpaid to the holders of Senior Indebtedness, to the extent required by Article XIII;

          THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest, if any, on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee and to the extent permitted by law) upon the overdue installments of interest at the rate prescribed therefor in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

          FOURTH: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, if any, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee and to the extent permitted by law) upon overdue installments of interest at the rate prescribed therefor in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any instalment of interest over any other instalment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest; and

          FIFTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

          SECTION 5.7  Limitation on Suits.

          No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

               (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

               (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

               (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

          SECTION 5.8  Unconditional Right of Holders to Receive Principal,
                        Premium and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.7) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder. In the case of Securities of a series held by a Trust, any holder of the corresponding series of Preferred Securities held by such Trust shall have the right, upon the occurrence of an Event of Default described in
Section 5.1(1) or 5.1(2), to institute a suit directly against the Company for enforcement of payment to such holder of principal of (or premium, if any) and (subject to Section 3.7) interest on the Securities having a principal amount equal to the aggregate Liquidation Amount (as defined in the Trust Agreement under which such Trust is formed) of such Preferred Securities of the corresponding series held by such holder.

          SECTION 5.9  Restoration of Rights and Remedies.

          If the Trustee, any Holder or any holder of Preferred Securities has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, such Holder or such holder of Preferred Securities, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Holders and such holders of Preferred Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Holders and the holders of Preferred Securities shall continue as though no such proceeding had been instituted.

          SECTION 5.10  Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.11  Delay or Omission Not Waiver.

          No delay or omission of the Trustee, any Holder of any Securities or any holder of any Preferred Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders and the right and remedy given to the holders of Preferred Securities by Section 5.8 may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Holders or the holders of Preferred Securities, as the case may be.

          SECTION 5.12  Control by Holders.

          The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 5.13  Waiver of Past Defaults.

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series and, in the case of any Securities of a series issued to a Trust, the holders of a majority in Liquidation Amount (as defined in the applicable Trust Agreement) of Preferred Securities issued by such Trust may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

          Any such waiver shall be deemed to be on behalf of the Holders of all the Securities of such series or, in the case of a waiver by holders of Preferred Securities issued by such Trust, by all holders of Preferred Securities issued by such Trust.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          SECTION 5.14  Undertaking for Costs.

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

                                  ARTICLE VI

                                  THE TRUSTEE

          SECTION 6.1  Certain Duties and Responsibilities.

          (a)  Except during the continuance of an Event of Default,

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

               (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

               (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          SECTION 6.2  Notice of Defaults.

          Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or in the payment of any sinking fund instalment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 5.1(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

          SECTION 6.3  Certain Rights of Trustee.

          Subject to the provisions of Section 6.1:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon so reasonable request to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          SECTION 6.4  Not Responsible for Recitals or Issuance of
                        Securities.

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

          SECTION 6.5  May Hold Securities.

          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

          SECTION 6.6  Money Held in Trust.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

          SECTION 6.7  Compensation and Reimbursement.

          The Company agrees

               (1) to pay to the Trustee from time to time reasonable com-pensation for all services rendered by it hereunder ( which com-pensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

               (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          SECTION 6.8  Disqualification; Conflicting Interests.

          (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, with respect to the Securities of any series, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign with respect to the Securities of that series in the manner and with the effect hereinafter specified in this Article.

          (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section with respect to the Securities of any series, the Trustee shall, within 10 days after the expiration of such 90 day period, transmit by mail to all Holders of Securities of that series, as their names and addresses appear in the Security Register, notice of such failure.

          (c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series if

               (1) the Trustee is trustee under this Indenture with respect to the Outstanding Securities of any series other than that series or is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture, provided that there shall be excluded from the operation of this paragraph (w) this Indenture with respect to the Securities of any series other than that series, and in addition, any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if

            (i) this Indenture and such other indenture or indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of the Trust Indenture Act that differences exist between the provisions of this Indenture with respect to Securities of that series and one or more other series or the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Securities of that series and such other series or under such other indenture or indentures, or

           (ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture with respect to the Securities of that series and such other series or such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Securities of that series and such other series or under such other indenture or indentures;

               (2) the Trustee or any of its directors or executive officers is an obligor upon the Securities or an underwriter for the Company;

               (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

               (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this Subsection, to act as trustee, whether under an indenture or otherwise;

               (5) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

               (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company, not including the Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;

               (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

               (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company; or

               (9) the Trustee owns, on May 15 in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this Subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after May 15 in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such May 15. If the Company fails to make payment in full of the principal of (or premium, if any) or interest, if any, on any of the Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this Subsection.

          The specification of percentages in paragraphs (5) to (9), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this Subsection.

          For the purposes of paragraphs (6), (7), (8) and (9) of this Subsection only, (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

          (d)  For the purposes of this Section:

               (1) The term "underwriter", when used with reference to the Company, means every person who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

               (2) The term "director" means any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.

               (3) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

               (4) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

               (5)  The term "Company" means any obligor on the Securities.

               (6) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

          (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

               (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

               (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

               (3) The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.


               (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                       (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                      (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                     (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                      (iv) securities held in escrow if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

               (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

          SECTION 6.9  Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by Federal or State authority and, if there be such a corporation willing and able to act as trustee on reasonable and customary terms, having its Corporate Trust Office in the Borough of Manhattan, The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 6.10  Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

          (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

          (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

          (d)  If at any time:

               (1) the Trustee shall fail to comply with Section 6.8(a) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

          SECTION 6.11  Acceptance of Appointment by Successor.

          (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

          (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

          (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

          (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          SECTION 6.12  Merger, Conversion, Consolidation or Succession to
                         Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

          SECTION 6.13  Preferential Collection of Claims Against Company.

          (a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the holders of other indenture securities, as defined in Subsection (c) of this
     Section:

               (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this

          Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

               (2) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

          Nothing herein contained, however, shall affect the right of the
Trustee:

               (A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;

               (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months' period;

               (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (c) of this Section, would occur within four months; or

               (D)  to receive payment on any claim referred to in paragraph
          (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

          For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such four months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

          If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

          Any Trustee which has resigned or been removed after the beginning of such four months' period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four months' period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

            (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such four months' period; and

           (ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.

          (b) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:

               (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

               (2) advances authorized by a receiver or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

               (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

               (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection
          (c) of this Section;

               (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and

               (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (c) of this Section.

          (c)  For the purposes of this Section only:

               (1) the term "default" means any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

               (2) the term "other indenture securities" means securities upon which the Company is an obligor (as defined in the Trust Indenture Act) outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

               (3) the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

               (4) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

               (5)  the term "Company" means any obligor upon the Securities;
          and

               (6) the term "Federal Bankruptcy Act" means the Bankruptcy Act or Title 11 of the United States Code.

          SECTION 6.14  Authenticating Agents.

          From time to time the Trustee, in its sole discretion, may appoint one or more Authenticating Agents with respect to one or more series of Securities, which may include the Company or any Affiliate of the Company, with power to act on the Trustee's behalf and subject to its direction in the authentication and delivery of Securities of such series or in connection with transfers and exchanges under Sections 3.4, 3.5, 3.6, and 11.7 as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by those Sections of this Indenture to authenticate and deliver Securities of such series. For all purposes of this Indenture, the authentication and delivery of Securities by an Authenticating Agent pursuant to this Section shall be deemed to be authentication and delivery of such Securities "by the Trustee". Each such Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $25,000,000 and, if other than the Company or any Affiliate of the Company, subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immedi-ately in the manner and with the effect specified in this Section.

          Any corporation into which any Authenticating Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation or to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

          Any Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating

Agent will serve, as the names and addresses of such Holders appear on the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.7.

          If an appointment with respect to one or more series of Securities is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                            ,
----------------------------
  as Trustee


By
  ----------------------------

As Authenticating Agent


By
  ----------------------------
     Authorized Officer



          The provisions of Sections 3.9, 6.4 and 6.5 shall be applicable to any Authenticating Agent.


                                  ARTICLE VII

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          SECTION 7.1  Company to Furnish Trustee Names and Addresses
                        of Holders.

          The Company will furnish or cause to be furnished to the Trustee with respect to the Securities of each series

          (a) semi-annually, not later than 15 days after each Regular Record Date, or, in the case of any series of Securities on which semi-annual interest is not payable, not more than 15 days after such semi-- annual dates as may be specified by the Trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date or semi-annual date, as the case may be, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is Security Registrar for any series of Securities, no such list shall be required to be furnished with respect to any such series.

          SECTION 7.2  Preservation of Information; Communications
                        to Holders.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

          (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

            (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.2(a), or

           (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

          If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.2(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.2(b).

          SECTION 7.3  Reports by Trustee.

          (a) Within 60 days after the first May 15 which occurs not less than 60 days following the first date of issuance of Securities of any series under this Indenture and within 60 days after May 15 in every year thereafter, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such May 15 with respect to:

               (1) its eligibility under Section 6.9 and its qualifications under Section 6.8, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Sections, a written statement to such effect;

               (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities Outstanding on the date of such report;

               (3) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 6.13(b)(2), (3), (4) or (6);

               (4) the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

               (5) any additional issue of Securities which the Trustee has not previously reported; and

               (6) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 6.2.

          (b) The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities Outstanding at such time, such report to be transmitted within 90 days after such time.

          (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

          SECTION 7.4  Reports by Company.

          The Company shall:

               (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

               (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

               (3) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                 ARTICLE VIII

               CONSOLIDATION, MERGER, CONVEYANCE, SALE OR LEASE

          SECTION 8.1  Company May Consolidate, Etc., on Certain Terms.

          Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease of all or substantially all the property of the Company, to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same; provided, however, and the Company hereby covenants and agrees, that upon any such consolidation, merger, sale, conveyance or lease, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company (and, in the case of Securities issued to a Trust, the obligations of the Company under any Trust Agreement and Guarantee), shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired or leased such property, and provided further, that such corporation shall be a solvent corporation organized under the laws of the United States of America or a State thereof or the District of Columbia. The Company will not so consolidate or merge, or make any such sale, lease or other disposition, and the Company will not permit any other corporation to merge into the Company, unless immediately after the proposed consolidation, merger, sale, lease or other disposition, and after giving effect thereto, the Company or such successor corporation, as the case may be, will not be in default in the performance or observance of any of the terms, covenants, agreements or conditions contained in this Indenture.

          Further, in the case of Securities issued to a Trust, the Company will not so consolidate or merge, or make any such sale, lease or other disposition, and the Company will not permit any other corporation to merge into the Company, unless, for so long as Securities registered in the name of a Trust or property trustee are outstanding, such consolidation, merger or sale, lease or other disposition is permitted under the Trust Agreement and related Guarantee pertaining to such Securities and does not give rise to any breach or violation thereof.

          SECTION 8.2  [Intentionally Omitted]

          SECTION 8.3  Successor Corporation to be Substituted.

          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the

Trustee, of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company shall thereupon be relieved of any further obligation or liabilities hereunder or upon the Securities, and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Ingersoll-Rand Company any or all of the Securities of any series issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver Securities of any series which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities of any series so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities of such series theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

          In case of any such consolidation, merger, sale, conveyance or lease such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

          SECTION 8.4  Opinion of Counsel to be Given Trustee.

          The Trustee, subject to Section 6.1, shall be entitled to receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article.

                                  ARTICLE IX

                            SUPPLEMENTAL INDENTURES

          SECTION 9.1  Supplemental Indentures without Consent of Holders.

          Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

               (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

               (3)  to add any additional Events of Default; or

               (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons; or

               (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

               (6)  to secure the Securities; or

               (7) to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1; or

               (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

               (9) to provide for any rights of the Holders of Securities of any series to require the repurchase of Securities of such series from the Company; or

               (10) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect or, in the case of the Securities of a series issued to a Trust and for so long as any of the corresponding series of Preferred Securities issued by such Trust shall remain outstanding, the holders of such Preferred Securities.

          SECTION 9.2  Supplemental Indentures with Consent of Holders.

          With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series affected by such supplemental indenture (voting as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

               (1) change the Stated Maturity of the principal of, or any instalment of principal of or interest, if any, on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

               (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

               (3)  modify any of the provisions of this Section, Section
          5.13 or Section 10.8, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 10.8, or the deletion of this proviso, in accordance with the requirements of Sections 6.11(b) and 9.1(8), or

               (4) modify any of the subordination provisions applicable to any series of Securities in a manner adverse to the Holders of such series of Securities.

provided, further, that, in the case of the Securities of a series issued to a Trust, so long as any of the corresponding series of Preferred Securities issued by such Trust remains outstanding, (i) no such amendment shall be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount (as defined in the Trust Agreement under which such Trust is organized) of such Preferred Securities then outstanding unless and until the principal (and premium, if any) of the Securities of such series and all accrued and, subject to Section 3.7, unpaid interest thereon have been paid in full and (ii) no amendment shall be made to Section 5.8 of this Indenture that would impair the rights of the holders of Preferred Securities provided therein without the prior consent of the holders of each Preferred Security then outstanding unless and until the principal (and premium, if any) of the Securities of such series and all accrued and (subject to Section 3.7) unpaid interest thereon have been paid in full.

          A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or Preferred Securities, or which modifies the rights of the Holders of Securities or holders of Preferred Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities or holders of Preferred Securities of any other series.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 9.3  Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.4  Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 9.5  Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 9.6  Reference in Securities to Supplemental Indentures.

          Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

          SECTION 9.7  Effect on Senior Indebtedness.

          No supplemental indenture shall directly or indirectly modify or eliminate the provisions of Article XIII or the definition of "Senior Indebtedness" in any manner which might terminate or impair the subordination of the Securities to Senior Indebtedness without the prior written consent of the Holders of the Senior Indebtedness.

                                   ARTICLE X

                                   COVENANTS

          SECTION 10.1  Payment of Principal, Premium and Interest.

          The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Securities of that series in accordance with the terms of the Securities and this Indenture.

          SECTION 10.2  Maintenance of Office or Agency.

          The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          SECTION 10.3  Money for Securities Payments to Be Held in Trust.

          If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (and premium, if any) or interest, if any, on any securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

               (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Securities of that series in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as herein provided;

               (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest, if any, on the Securities of that series; and

               (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Security of any series and remaining unclaimed for three years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City, County and State of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 10.4  [Intentionally Omitted.]

          SECTION 10.5  [Intentionally Omitted.]

          SECTION 10.6  Defeasance of Certain Obligations.

          The Company may omit to comply with any term, provision or condition set forth in any specified covenant set forth in any supplemental indenture, Board Resolution or Officers' Certificate establishing any series of Securities with respect to the Securities of any series, provided that the following conditions shall have been satisfied:

               (1) The Company has deposited or caused to be irrevocably deposited (except as provided in Section 4.2(c) and the last paragraph of Section 10.3) with the Trustee (specifying that each deposit is pursuant to this Section 10.6) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (i) money in an amount, or (ii) (except as provided in a supplemental indenture with respect to such series) if Securities of such series are not subject to repurchase at the option of Holders, (A) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (x) or (y) of this subparagraph (1) money in an amount, or (B) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (x) the principal of (and premium, if any) and each instalment of principal (and premium, if any) and interest, if any, on the Outstanding Securities of such series on the Stated Maturity of such principal or instalment of principal or interest or to and including the Redemption Date irrevocably designated by the Company pursuant to subparagraph (4) of this Section and (y) any mandatory sinking fund payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of the Securities of such series;

               (2) No Event of Default or event which with notice or lapse of time would become an Event of Default (including by reason of such deposit) with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

               (3) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations; and

               (4) If the Company has deposited or caused to be deposited money or U.S. Government Obligations to pay or discharge the principal of (and premium, if any) and interest, if any, on the Outstanding Securities of a series to and including a Redemption Date on which all of the Outstanding Securities of such series are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution delivered to the Trustee on or prior to the date of deposit of such money or U.S. Government Obligations, and such Board Resolution shall be accompanied by an irrevocable Company Request that the Trustee give notice of such redemption in the name and at the expense of the Company not less than 30 nor more than 60 days prior to such Redemption Date in accordance with Section 11.4.

          SECTION 10.7  Statement by Officers as to Default.

          The Company will deliver to the Trustee on or before May 15 in each year ending after the date hereof, an Officers' Certificate stating that in the course of the performance by each signer of his duties as an officer of the Company he would normally have knowledge of any default by the Company in the performance and observance of any of the covenants contained in any specified covenant set forth in any supplemental indenture, Board Resolution or Officers' Certificate establishing any series of Securities, stating whether or not he has knowledge of any such default and, if so, specifying each such default of which such signer has knowledge and the nature thereof.

          SECTION 10.8  Waiver of Certain Covenants.

          The Company may omit in any particular instance to comply with any term, provision or condition set forth in any specified covenant set forth in any supplemental indenture, Board Resolution or Officers' Certificate establishing any series of Securities if before the time for such compliance the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series affected by such omission (voting as one class ) shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

          SECTION 10.9  [Intentionally Omitted].

          SECTION 10.10  Limitation On Dividends In Trust-Related
                          Transactions.

          The provisions of this Section shall apply so long as subordinated Securities of any Series are outstanding, except to the extent that the provisions contained in this Section 10.10 are expressly made inapplicable to the subordinated Securities of a particular series, as specified in the supplemental indenture, Board Resolution or Officers' Certificate establishing the terms of such Series in accordance with Section 3.1 hereof at the time of issuance of such series.

          (1) If a particular series of subordinated Securities is issued to one or more Trusts in connection with the issuance of securities by such Trust and (a) there shall have occurred an Event of Default or (b) the Company shall be in default with respect to its payment of any obligation with respect to any guarantee issued by the Company with respect to securities issued by such Trust, then (i) the Company shall not declare or pay any dividend on, make any distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock and (ii) the Company shall not make any payment of interest, principal or any premium on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such series of subordinated Securities.

          (2) If a particular series of subordinated Securities are issued to one or more Trusts in connection with the issuance of securities by such Trust and the Company shall have exercised its right to defer payments of interest on such series of subordinated Securities by extending the Interest Payment Date in accordance with the provisions of the supplemental indenture, Board Resolution or Officers' Certificate establishing the terms of such Series of Subordinated Securities or any extension thereof shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock and (b) the Company shall not make any payment of interest, principal or any premium on or repay or repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such series of subordinated Securities.

          (3)  The restrictions set forth in Section 10.10(1)(a)(i) and
     (2)(a) do not apply to any stock dividend paid by the Company where the dividend stock is of the same class as that of the stock held by the holder receiving the dividend.

          Section 10.11  Payment of Trust Costs and Expenses.

          Since each Trust is being formed solely to facilitate an investment in the Securities, the Company, in its capacity as the issuer of the Securities, hereby covenants to pay all debts and obligations (other than with respect to the Preferred Securities and Common Securities) and all costs and expenses of each Trust (including, but not limited to, all costs and expenses relating to the organization of the Trust, the fees and expenses of the relevant Trustees and all costs and expenses relating to the operation of the Trust) and to pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on any Trust by the United States, or any other taxing authority, so that the net amounts received and retained by such Trust and the Property Trustee after paying such expenses will be equal to the amounts such Trust and the Property Trustee would have received had no such costs or expenses been incurred by or imposed on such Trust. The obligations of the Company to pay all debts, obligations, costs and expenses of each Trust shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.

          Section 10.12  Additional Covenants.

          The Company also covenants with each Holder of Securities of a series issued to a Trust (i) to maintain directly or indirectly 100% ownership of the Common Securities of such Trust; provided, however, that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate such Trust, except (a) in connection with a distribution of the Securities of such series to the holders of the Trust Securities of such Trust in liquidation of such Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and
(iii) to use its reasonable efforts, consistent with the terms and provisions of such Trust Agreement, to cause such Trust to remain classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.

                                  ARTICLE XI

                           REDEMPTION OF SECURITIES

          SECTION 11.1  Applicability of Article.

          Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and ( except as otherwise specified as contemplated by Section 3.1 for Securities of any series) in accordance with this Article.

          SECTION 11.2  Election to Redeem; Notice to Trustee.

          The election of the Company to redeem any Securities shall be evidenced by an Officers' Certificate. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed, such notice to be accompanied by a written statement signed by an authorized officer of the Company stating that no defaults in the payment of interest or Events of Default with respect to the Securities of that series have occurred (which have not been waived or cured). In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

          SECTION 11.3  Selection by Trustee of Securities to Be Redeemed.

          If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

          Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 60 days prior to the Redemption Date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement which is an Affiliate of the Company.

          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

          SECTION 11.4  Notice of Redemption.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

          All notices of redemption shall state:

               (1)  the Redemption Date,

               (2)  the Redemption Price,

               (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

               (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

               (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

               (6) that the redemption is for a sinking fund, if such is the case.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          SECTION 11.5  Deposit of Redemption Price.

          At least one Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date (to the extent that such amounts are not already on deposit at such time in accordance with the provisions of Section 4.1, 4.3 or 10.6).

          SECTION 11.6  Securities Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of
Section 3.7.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

          SECTION 11.7  Securities Redeemed in Part.

          Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

          SECTION 11.8  Right of Redemption of Securities Initially Issued
                         to a Trust.

          In connection with Securities issued to a Trust, the supplemental indenture, Board Resolution or Officers' Certificate establishing the terms of such series shall set forth any specific redemption provision, including, without limitation, any provisions relating to redemption upon the occurrence of a Tax Event.


                                  ARTICLE XII

                                 SINKING FUNDS

          SECTION 12.1  Applicability of Article.

          The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.1 for Securities of such series.

          The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

          SECTION 12.2  Satisfaction of Sinking Fund Payments
                         with Securities.

          In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Company may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 3.9, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

          SECTION 12.3  Redemption of Securities for Sinking Fund.

          Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate (which need not contain the statements required by Section 1.2) stating that no defaults in the payment of interest, if any, with respect to Securities of that series and no Events of Default with respect to Securities of that series have occurred (which in either case have not been waived or cured) and (a) specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series,
(b) whether or not the Company intends to exercise its right, if any, to make an optional sinking fund payment with respect to such series on the next ensuing sinking fund payment date and, if so, the amount of such optional sinking fund payment, and (c) the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to
Section 12.2, and will also deliver to the Trustee any Securities to be so delivered. Such written statement shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such 60th day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company
(i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect therefor and (ii) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section.

          Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.5, 11.6 and 11.7.

          The Trustee shall not redeem or cause to be redeemed any Security of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a default in payment of interest with respect to Securities of that series or an Event of Default with respect to the Securities of that series except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default, shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.13 or the default or Event of Default cured on or before the 60th day preceding the sinking fund payment date, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.


                                 ARTICLE XIII

                          SUBORDINATION OF SECURITIES

          Unless otherwise set forth in the supplemental indenture, Board Resolution or Officers' Certificate pursuant to Section 3.1 establishing the terms of a series of Securities, such series of Securities shall be subject to the following provisions:

          SECTION 13.1  Agreement to Subordinate.

          The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Securities by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest, if any, on each and all of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full in cash or cash equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all amounts payable under all existing and future Senior Indebtedness.

          This Article XIII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

          SECTION 13.2  Payment Over of Proceeds upon Dissolution, etc.

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Securities and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law):

          (1) the holders of Senior Indebtedness shall be entitled to receive payment in full, in cash or cash equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness (including principal, premium, if any and interest, if any, and including, in the case of Designated Senior Indebtedness, any interest accruing subsequent to the filing of a petition for bankruptcy at the rate provided for in the documentation governing such Designated Senior Indebtedness, to the extent that such interest is an allowed claim under applicable law), or provision shall be made for such payment, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (excluding securities of the Company or any other person that are equity securities or are expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Securities as provided in this Article; such securities are hereinafter collectively referred to as "Permitted Junior Securities") on account of principal of, premium, if any, or interest on the Securities;

          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders of the Securities or the Trustee would be entitled but for the provisions of this Article XIII shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full, in cash or cash equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness; and

          (3) in the event that, notwithstanding the foregoing provisions of this Section 13.2, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal of, premium, if any, or interest, if any, on the Securities before all Senior Indebtedness is paid in full, in cash or cash equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, or payment thereof provided for, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, ratably as aforesaid, to the extent necessary to pay all Senior Indebtedness in full, in cash or cash equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          The consolidation of the Company with, or the merger of the Company with or into, another person or the liquidation or dissolution of the Company following the conveyance, transfer, lease or other disposition of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article VIII hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Article XIII if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer, lease or other disposition such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer, lease or other disposition, comply with the conditions set forth in such Article VIII.

          SECTION 13.3  No Payment on Securities in Event of Default
                         on Senior Indebtedness.

          No payment by the Company on account of principal of, or premium, if any, sinking funds or interest, if any, on the Securities shall be made unless full payment of amounts then due for the principal of, and premium, if any, sinking funds and interest, if any, on Senior Indebtedness has been made or duly provided for in money or money's worth.

          SECTION 13.4  Trustee's Relation to Senior Indebtedness.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XIII, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders of Securities, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article XIII or otherwise.

          SECTION 13.5  Subrogation to Rights of Holders of Senior
                         Indebtedness.

          Upon the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest, if any, on the Securities shall be paid in full in cash or cash equivalents. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XIII, and no payments over pursuant to the provisions of this Article XIII to the holders of Senior Indebtedness by Holders of the Securities or the Trustee shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

          SECTION 13.6  Provisions Solely To Define Relative Rights.

          The provisions of this Article XIII are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article XIII or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article XIII of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in
Section 13.2, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 13.3, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 13.3.

          The failure to make a payment on account of principal of, or premium, if any, or interest, if any, on, or sinking funds, if any, in respect of any Securities of any series by reason of any provision of this
Article XIII shall not be construed as preventing the occurrence of a Default or an Event of Default with respect of the Securities of such series.

          SECTION 13.7  Trustee To Effectuate Subordination.

          Each Holder of a Security by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XIII and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, receivership proceedings or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Securities.

          SECTION 13.8  No Waiver of Subordination Provisions.

          (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without limiting the generality of Section 13.8(a), the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article XIII or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities of any series to take any action to accelerate the maturity of such Securities pursuant to
Article V hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

          SECTION 13.9  Notices to Trustee.

          (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to this Article
XIII. Failure to give such notice shall not affect the subordination of the Securities to Senior Indebtedness. Notwithstanding the provisions of this
Article XIII or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Company) shall be charged with knowledge of the existence of any Senior Indebtedness or of any event which would prohibit the making of any payment of moneys to or by the Trustee or such Paying Agent, unless and until the Trustee or such Paying Agent shall have received (in the case of the Trustee, at its Corporate Trust Office) written notice thereof from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee or such Paying Agent, as the case may be, of such holding of Senior Indebtedness or of the authority of such trustee; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of either the principal of, or premium, if any, or interest, if any, on any Security) the Trustee shall not have received with respect to such moneys the notice provided for in this Section 13.9, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it within two Business Days prior to such date.

          (b) Subject to the provisions of Section 6.3, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness (or a trustee on behalf of such holder) to participate in any payment or distribution pursuant to this Article XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person (or the amount of Senior Indebtedness as to which such Person is trustee), the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIII and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 13.10  Reliance on Judicial Order or Certificate
                          of Liquidating Agent.

          Upon any payment or distribution of assets of the Company referred to in this Article XIII, the Trustee, subject to the provisions of Section 6.3, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

          SECTION 13.11  Rights of Trustee as a Holder of Senior
                          Indebtedness; Preservation of Trustee's Rights.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIII with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XIII shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 6.7.

          SECTION 13.12  Article Applicable to Paying Agents.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XIII shall in such case (unless otherwise expressly stated or the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XIII in addition to or in place of the Trustee; provided, however, that Section
13.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          SECTION 13.13  No Suspension of Remedies.

          Nothing contained in this Article XIII shall limit the right of the Trustee or the Holders of Securities of any series to take any action to accelerate the maturity of such Securities pursuant to Article V or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article XIII of the holders, from time to time, of Senior Indebtedness.

          Nothing contained in this Indenture or in any of the Securities shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Sections 13.2 and 13.3, payments of principal of, or premium, if any, or interest, if any, on or sinking fund payments, if any, with respect to the Securities or (b) prevent the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of, or premium, if any, or interest, if any, on, the Securities, unless the Trustee shall have received at its Corporate Trust Office written notice of any event prohibiting the making of such payment more than two Business Days prior to the date fixed for such payment.

          SECTION 13.14  Other Subordination Provisions.

          Securities of any series may include such other subordination provisions, including payment blockage provisions upon defaults other than payment defaults, and definitions of "Senior Indebtedness and "Designated Senior Indebtedness" as may be provided in the supplemental indenture or provided in or pursuant to the Board Resolution or Officers' Certificate under which such series of Securities is issued or in the form of Security for such series.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[Seal]                              INGERSOLL-RAND COMPANY

                                    By________________________
                                      Title:  ________________

Attest:

_____________________________
Title:  _____________________       __________________________

[Seal]
                                    By________________________
                                      Title:__________________

Attest:

_____________________________
Title:  _____________________

STATE OF NEW YORK   )
                    )     ss.:
COUNTY OF NEW YORK  )

          On the ___ day of _______, 1997, before me personally came ___________, to me known, who, being by me duly sworn, did depose and say that he is _______________________________ of Ingersoll-Rand Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to stud instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.





STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

          On the ____ day of ______, 1997, before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that he is _______________________________, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of skid corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of stud corporation, and that he signed his name thereto by like authority.

                                                                       Annex A


                            Form of Trust Agreement

                                                                       Annex B


                 Form of Amended and Restated Trust Agreement

                                                                       Annex C


                          Form of Guarantee Agreement

                                                                   Exhibit 4.8
========================================================================






                            INGERSOLL-RAND COMPANY



                                      and



                                                  ,
                                           Trustee





                                   INDENTURE



                          Dated as of          , 1997





                      Junior Subordinated Debt Securities







   ========================================================================

          Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of           , 1997.

Trust Indenture
  Act SectionIndenture Section

Section 310(a)(1) . . . . . . . . . . . . . . . . . . . . . 6.9
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . 6.9
         (a)(3) . . . . . . . . . . . . . . . . . . . . . . Not Applicable
         (a)(4) . . . . . . . . . . . . . . . . . . . . . . Not Applicable
         (b)  . . . . . . . . . . . . . . . . . . . . . . . 6.8
          . . . . . . . . . . . . . . . . . . . . . . . . . 6.10
Section 311(a)  . . . . . . . . . . . . . . . . . . . . . . 6.13(a)
         (b)  . . . . . . . . . . . . . . . . . . . . . . . 6.13(b)
         (b)(2) . . . . . . . . . . . . . . . . . . . . . . 7.3(a)(2)
          . . . . . . . . . . . . . . . . . . . . . . . . . 7.3(b)
Section 312(a)  . . . . . . . . . . . . . . . . . . . . . . 7.1
          . . . . . . . . . . . . . . . . . . . . . . . . . 7.2(a)
         (b)  . . . . . . . . . . . . . . . . . . . . . . . 7.2(b)
         (c)  . . . . . . . . . . . . . . . . . . . . . . . 7.2(c)
Section 313(a)  . . . . . . . . . . . . . . . . . . . . . . 7.3(a)
         (b)(1) . . . . . . . . . . . . . . . . . . . . . . Not Applicable
         (b)(2) . . . . . . . . . . . . . . . . . . . . . . 7.3(b)
         (c)  . . . . . . . . . . . . . . . . . . . . . . . 7.3(a), 7.3(b)
         (d)  . . . . . . . . . . . . . . . . . . . . . . . 7.3(c)
Section 314(a)  . . . . . . . . . . . . . . . . . . . . . . 7.4
         (b)  . . . . . . . . . . . . . . . . . . . . . . . Not Applicable
         (c)(1) . . . . . . . . . . . . . . . . . . . . . . 1.2
         (c)(2) . . . . . . . . . . . . . . . . . . . . . . 1.2
         (c)(3) . . . . . . . . . . . . . . . . . . . . . . Not Applicable
         (d)  . . . . . . . . . . . . . . . . . . . . . . . Not Applicable
         (e)  . . . . . . . . . . . . . . . . . . . . . . . 1.2
Section 315(a)  . . . . . . . . . . . . . . . . . . . . . . 6.1(a)
         (b)  . . . . . . . . . . . . . . . . . . . . . . . 6.2
                                                               7.3(a)(6)
         (c)  . . . . . . . . . . . . . . . . . . . . . . . 6.1(b)
         (d)  . . . . . . . . . . . . . . . . . . . . . . . 6.1(c)
         (d)(1) . . . . . . . . . . . . . . . . . . . . . . 6.1(a)(1)
         (d)(2) . . . . . . . . . . . . . . . . . . . . . . 6.1(c)(2)
         (d)(3) . . . . . . . . . . . . . . . . . . . . . . 6.1(c)(3)
         (e)  . . . . . . . . . . . . . . . . . . . . . . . 5.14
Section 316(a)(1)(A)  . . . . . . . . . . . . . . . . . . . 5.2
                                                               5.12
         (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . 5.13
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . Not Applicable
         (b)  . . . . . . . . . . . . . . . . . . . . . . . 5.8
Section 317(a)(1) . . . . . . . . . . . . . . . . . . . . . 5.3
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . 5.4
         (b)  . . . . . . . . . . . . . . . . . . . . . . . 10.3
Section 318(a)  . . . . . . . . . . . . . . . . . . . . . . 1.7



NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                          Page


                            RECITALS OF THE COMPANY . . . . . . . . . . .    1

                                   ARTICLE I

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION  . . . . . . . . . . .    1

         SECTION 1.1   Definitions  . . . . . . . . . . . . . . . . . . .    1
                 Act  . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                 Administrative Trustee . . . . . . . . . . . . . . . . .    2
                 Affiliate  . . . . . . . . . . . . . . . . . . . . . . .    2
                 Authenticating Agent . . . . . . . . . . . . . . . . . .    2
                 Board of Directors . . . . . . . . . . . . . . . . . . .    2
                 Board Resolution . . . . . . . . . . . . . . . . . . . .    2
                 Business Day . . . . . . . . . . . . . . . . . . . . . .    2
                 Commission . . . . . . . . . . . . . . . . . . . . . . .    2
                 Common Securities  . . . . . . . . . . . . . . . . . . .    3
                 Common Stock . . . . . . . . . . . . . . . . . . . . . .    3
                 Company  . . . . . . . . . . . . . . . . . . . . . . . .    3
                 Company Request  . . . . . . . . . . . . . . . . . . . .    3
                 Company Order  . . . . . . . . . . . . . . . . . . . . .    3
                 Corporate Trust Office . . . . . . . . . . . . . . . . .    3
                 Defaulted Interest . . . . . . . . . . . . . . . . . . .    3
                 Designated Senior Indebtedness . . . . . . . . . . . . .    3
                 Discharged . . . . . . . . . . . . . . . . . . . . . . .    3
                 Distributions  . . . . . . . . . . . . . . . . . . . . .    3
                 Event of Default . . . . . . . . . . . . . . . . . . . .    3
                 Guarantee  . . . . . . . . . . . . . . . . . . . . . . .    3
                 Guarantee Agreement  . . . . . . . . . . . . . . . . . .    3
                 Holder . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 Indenture  . . . . . . . . . . . . . . . . . . . . . . .    3
                 interest . . . . . . . . . . . . . . . . . . . . . . . .    4
                 Interest Payment Date  . . . . . . . . . . . . . . . . .    4
                 Maturity . . . . . . . . . . . . . . . . . . . . . . . .    4
                 Officers' Certificate  . . . . . . . . . . . . . . . . .    4
                 Opinion of Counsel . . . . . . . . . . . . . . . . . . .    4
                 Original Issue Discount Security . . . . . . . . . . . .    4
                 Outstanding  . . . . . . . . . . . . . . . . . . . . . .    4
                 Paying Agent . . . . . . . . . . . . . . . . . . . . . .    5
                 Place of Payment . . . . . . . . . . . . . . . . . . . .    5
                 Predecessor Security . . . . . . . . . . . . . . . . . .    5
                 Preferred Securities . . . . . . . . . . . . . . . . . .    5
                 Property Trustee . . . . . . . . . . . . . . . . . . . .    5
                 Redemption Date  . . . . . . . . . . . . . . . . . . . .    5
                 Redemption Price . . . . . . . . . . . . . . . . . . . .    6
                 Regular Record Date  . . . . . . . . . . . . . . . . . .    6
                 Responsible Officer  . . . . . . . . . . . . . . . . . .    6
                 Securities . . . . . . . . . . . . . . . . . . . . . . .    6
                 Security Register  . . . . . . . . . . . . . . . . . . .    6
                 Security Registrar . . . . . . . . . . . . . . . . . . .    6

                 Senior Indebtedness  . . . . . . . . . . . . . . . . . .    6
                 Senior Representative  . . . . . . . . . . . . . . . . .    6
                 Special Record Date  . . . . . . . . . . . . . . . . . .    6
                 Stated Maturity  . . . . . . . . . . . . . . . . . . . .    6
                 Subsidiary . . . . . . . . . . . . . . . . . . . . . . .    6
                 Tax Event  . . . . . . . . . . . . . . . . . . . . . . .    6
                 Trust  . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 Trust Agreement  . . . . . . . . . . . . . . . . . . . .    7
                 Trust Indenture Act  . . . . . . . . . . . . . . . . . .    7
                 Trust Securities . . . . . . . . . . . . . . . . . . . .    7
                 Trustee  . . . . . . . . . . . . . . . . . . . . . . . .    7
                 U.S. Government Obligations  . . . . . . . . . . . . . .    7
                 Vice President . . . . . . . . . . . . . . . . . . . . .    7
         SECTION 1.2   Compliance Certificates and Opinions   . . . . . .    8
         SECTION 1.3   Form of Documents Delivered to Trustee   . . . . .    8
         SECTION 1.4   Acts of Holders  . . . . . . . . . . . . . . . . .    9
         SECTION 1.5   Notices, Etc., to Trustee and Company  . . . . . .    9
         SECTION 1.6   Notice to Holders; Waiver  . . . . . . . . . . . .   10
         SECTION 1.7   Conflict with Trust Indenture Act  . . . . . . . .   10
         SECTION 1.8   Effect of Headings and Table of Contents   . . . .   10
         SECTION 1.9   Successors and Assigns   . . . . . . . . . . . . .   10
         SECTION 1.10  Separability Clause  . . . . . . . . . . . . . . .   10
         SECTION 1.11  Benefits of Indenture  . . . . . . . . . . . . . .   10
         SECTION 1.12  Governing Law  . . . . . . . . . . . . . . . . . .   11
         SECTION 1.13  Legal Holidays   . . . . . . . . . . . . . . . . .   11
         SECTION 1.14  Incorporators, Stockholders, Officers and
                         Directors of the Company Exempt from
                         Individual Liability.  . . . . . . . . . . . . .   11
         SECTION 1.15  Counterparts   . . . . . . . . . . . . . . . . . .   11
         SECTION 1.16  Currency Exchange  . . . . . . . . . . . . . . . .   11

                                  ARTICLE II

                                SECURITY FORMS  . . . . . . . . . . . . .   12

         SECTION 2.1   Forms Generally  . . . . . . . . . . . . . . . . .   12
         SECTION 2.2   Form of Face of Security   . . . . . . . . . . . .   12
         SECTION 2.3   Form of Reverse of Security  . . . . . . . . . . .   15
         SECTION 2.4   Form of Trustee's Certificate of
                         Authentication.  . . . . . . . . . . . . . . . .   20

                                  ARTICLE III

                                THE SECURITIES  . . . . . . . . . . . . .   21

         SECTION 3.1   Amount Unlimited; Issuable in Series   . . . . . .   21
         SECTION 3.2   Denominations  . . . . . . . . . . . . . . . . . .   23
         SECTION 3.3   Execution, Authentication, Delivery and Dating   .   23
         SECTION 3.4   Temporary Securities   . . . . . . . . . . . . . .   24
         SECTION 3.5   Registration, Registration of Transfer and
                         Exchange   . . . . . . . . . . . . . . . . . . .   24
         SECTION 3.6   Mutilated, Destroyed, Lost and Stolen
                         Securities   . . . . . . . . . . . . . . . . . .   25
         SECTION 3.7   Payment of Interest; Interest Rights Preserved   .   26
         SECTION 3.8   Persons Deemed Owners  . . . . . . . . . . . . . .   27
         SECTION 3.9   Cancellation   . . . . . . . . . . . . . . . . . .   27
         SECTION 3.10  Computation of Interest  . . . . . . . . . . . . .   28

         SECTION 3.11  Deferrals of Interest Payment Dates  . . . . . . .   28
         SECTION 3.12  Shortening or Extension of Stated Maturity   . . .   28

                                  ARTICLE IV

                          SATISFACTION AND DISCHARGE  . . . . . . . . . .   28

         SECTION 4.1   Satisfaction and Discharge of Indenture  . . . . .   28
         SECTION 4.2   Application of Trust Money   . . . . . . . . . . .   29
         SECTION 4.3   Satisfaction, Discharge and Defeasance of
                         Securities of any Series   . . . . . . . . . . .   30
         SECTION 4.4   Effect on Subordination Provisions   . . . . . . .   32

                                   ARTICLE V

                                   REMEDIES   . . . . . . . . . . . . . .   32

         SECTION 5.1   Events of Default  . . . . . . . . . . . . . . . .   32
         SECTION 5.2   Acceleration of Maturity; Rescission and
                         Annulment  . . . . . . . . . . . . . . . . . . .   33
         SECTION 5.3   Collection of Indebtedness and Suits for
                         Enforcement by Trustee   . . . . . . . . . . . .   35
         SECTION 5.4   Trustee May File Proofs of Claim   . . . . . . . .   35
         SECTION 5.5   Trustee May Enforce Claims Without Possession
                         of Securities.   . . . . . . . . . . . . . . . .   36
         SECTION 5.6   Application of Money Collected   . . . . . . . . .   36
         SECTION 5.7   Limitation on Suits  . . . . . . . . . . . . . . .   37
         SECTION 5.8   Unconditional Right of Holders to Receive
                         Principal, Premium and Interest  . . . . . . . .   38
         SECTION 5.9   Restoration of Rights and Remedies   . . . . . . .   38
         SECTION 5.10  Rights and Remedies Cumulative   . . . . . . . . .   38
         SECTION 5.11  Delay or Omission Not Waiver   . . . . . . . . . .   39
         SECTION 5.12  Control by Holders   . . . . . . . . . . . . . . .   39
         SECTION 5.13  Waiver of Past Defaults  . . . . . . . . . . . . .   39
         SECTION 5.14  Undertaking for Costs  . . . . . . . . . . . . . .   40

                                  ARTICLE VI

                                  THE TRUSTEE . . . . . . . . . . . . . .   40

         SECTION 6.1   Certain Duties and Responsibilities  . . . . . . .   40
         SECTION 6.2   Notice of Defaults   . . . . . . . . . . . . . . .   41
         SECTION 6.3   Certain Rights of Trustee  . . . . . . . . . . . .   41
         SECTION 6.4   Not Responsible for Recitals or Issuance of
                         Securities   . . . . . . . . . . . . . . . . . .   42
         SECTION 6.5   May Hold Securities  . . . . . . . . . . . . . . .   43
         SECTION 6.6   Money Held in Trust  . . . . . . . . . . . . . . .   43
         SECTION 6.7   Compensation and Reimbursement   . . . . . . . . .   43
         SECTION 6.8   Disqualification; Conflicting Interests  . . . . .   43
         SECTION 6.9   Corporate Trustee Required; Eligibility  . . . . .   48
         SECTION 6.10  Resignation and Removal; Appointment of
                         Successor  . . . . . . . . . . . . . . . . . . .   48
         SECTION 6.11  Acceptance of Appointment by Successor   . . . . .   50
         SECTION 6.12  Merger, Conversion, Consolidation or
                         Succession to Business   . . . . . . . . . . . .   51
         SECTION 6.13  Preferential Collection of Claims Against
                         Company  . . . . . . . . . . . . . . . . . . . .   51

         SECTION 6.14  Authenticating Agents  . . . . . . . . . . . . . .   55

                                  ARTICLE VII

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY  . . . .   56

         SECTION 7.1   Company to Furnish Trustee Names and Addresses
                         of Holders   . . . . . . . . . . . . . . . . . .   56
         SECTION 7.2   Preservation of Information; Communications to
                         Holders  . . . . . . . . . . . . . . . . . . . .   57
         SECTION 7.3   Reports by Trustee   . . . . . . . . . . . . . . .   58
         SECTION 7.4   Reports by Company   . . . . . . . . . . . . . . .   59

                                 ARTICLE VIII

               CONSOLIDATION, MERGER, CONVEYANCE, SALE OR LEASE   . . . .   60

         SECTION 8.1   Company May Consolidate, Etc., on Certain
                         Terms  . . . . . . . . . . . . . . . . . . . . .   60
         SECTION 8.2      . . . . . . . . . . . . . . . . . . . . . . . .   60
         SECTION 8.3   Successor Corporation to be Substituted  . . . . .   60
         SECTION 8.4   Opinion of Counsel to be Given Trustee   . . . . .   61

                                  ARTICLE IX

                            SUPPLEMENTAL INDENTURES . . . . . . . . . . .   61

         SECTION 9.1   Supplemental Indentures without Consent of
                         Holders  . . . . . . . . . . . . . . . . . . . .   61
         SECTION 9.2   Supplemental Indentures with Consent of
                         Holders  . . . . . . . . . . . . . . . . . . . .   62
         SECTION 9.3   Execution of Supplemental Indentures   . . . . . .   64
         SECTION 9.4   Effect of Supplemental Indentures  . . . . . . . .   64
         SECTION 9.5   Conformity with Trust Indenture Act  . . . . . . .   64
         SECTION 9.6   Reference in Securities to Supplemental
                         Indentures   . . . . . . . . . . . . . . . . . .   64
         SECTION 9.7   Effect on Senior Indebtedness  . . . . . . . . . .   64

                                   ARTICLE X

                                   COVENANTS  . . . . . . . . . . . . . .   65

         SECTION 10.1  Payment of Principal, Premium and Interest   . . .   65
         SECTION 10.2  Maintenance of Office or Agency  . . . . . . . . .   65
         SECTION 10.3  Money for Securities Payments to Be Held in
                         Trust  . . . . . . . . . . . . . . . . . . . . .   65
         SECTION 10.4  [Intentionally Omitted.]   . . . . . . . . . . . .   66
         SECTION 10.5  [Intentionally Omitted.]   . . . . . . . . . . . .   66
         SECTION 10.6  Defeasance of Certain Obligations  . . . . . . . .   66
         SECTION 10.7  Statement by Officers as to Default  . . . . . . .   68
         SECTION 10.8  Waiver of Certain Covenants  . . . . . . . . . . .   68
         SECTION 10.9  [Intentionally Omitted]  . . . . . . . . . . . . .   68
         SECTION 10.10 Limitation On Dividends In Trust-Related
                         Transactions   . . . . . . . . . . . . . . . . .   68
         Section 10.11 Payment of Trust Costs and Expenses  . . . . . . .   69
         Section 10.12 Additional Covenants   . . . . . . . . . . . . . .   69

                                  ARTICLE XI

                           REDEMPTION OF SECURITIES   . . . . . . . . . .   70

         SECTION 11.1  Applicability of Article   . . . . . . . . . . . .   70
         SECTION 11.2  Election to Redeem; Notice to Trustee  . . . . . .   70
         SECTION 11.3  Selection by Trustee of Securities to Be
                         Redeemed   . . . . . . . . . . . . . . . . . . .   70
         SECTION 11.4  Notice of Redemption   . . . . . . . . . . . . . .   71
         SECTION 11.5  Deposit of Redemption Price  . . . . . . . . . . .   71
         SECTION 11.6  Securities Payable on Redemption Date  . . . . . .   71
         SECTION 11.7  Securities Redeemed in Part  . . . . . . . . . . .   72
         SECTION 11.8  Right of Redemption of Securities Initially
                         Issued to a Trust  . . . . . . . . . . . . . . .   72

                                  ARTICLE XII

                                 SINKING FUNDS  . . . . . . . . . . . . .   72

         SECTION 12.1  Applicability of Article   . . . . . . . . . . . .   72
         SECTION 12.2  Satisfaction of Sinking Fund Payments with
                         Securities   . . . . . . . . . . . . . . . . . .   73
         SECTION 12.3  Redemption of Securities for Sinking Fund  . . . .   73

                                 ARTICLE XIII

                          SUBORDINATION OF SECURITIES . . . . . . . . . .   74

         SECTION 13.1  Agreement to Subordinate   . . . . . . . . . . . .   74
         SECTION 13.2  Payment Over of Proceeds upon Dissolution, etc   .   74
         SECTION 13.3  No Payment on Securities in Event of Default
                         on Senior Indebtedness   . . . . . . . . . . . .   76
         SECTION 13.4  Trustee's Relation to Senior Indebtedness  . . . .   76
         SECTION 13.5  Subrogation to Rights of Holders of Senior
                         Indebtedness   . . . . . . . . . . . . . . . . .   76
         SECTION 13.6  Provisions Solely To Define Relative Rights  . . .   77
         SECTION 13.7  Trustee To Effectuate Subordination  . . . . . . .   77
         SECTION 13.8  No Waiver of Subordination Provisions  . . . . . .   77
         SECTION 13.9  Notices to Trustee   . . . . . . . . . . . . . . .   78
         SECTION 13.10 Reliance on Judicial Order or Certificate of
                         Liquidating Agent  . . . . . . . . . . . . . . .   79
         SECTION 13.11 Rights of Trustee as a Holder of Senior
                         Indebtedness; Preservation of Trustee's Rights     79
         SECTION 13.12 Article Applicable to Paying Agents  . . . . . . .   79
         SECTION 13.13 No Suspension of Remedies  . . . . . . . . . . . .   79

TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93
SIGNATURES AND SEALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 93
ACKNOWLEDGMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 94